Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Business Acquired.

Report of Independent Certified Public Accountants dated July 24, 2009	F-2

The Wood Energy Group, Inc’s. audited balance sheet as of December 31, 2008 and audited statements of income, stockholders equity and cash flows for the years ended December 31, 2008 and December 31, 2007 and the Wood Energy Group, Inc’s unaudited balance sheet as of June 30, 2009 and unaudited statements of income, stockholders equity and cash flows for the six months ended June 30, 2009 and June 30, 2008
F-3

Notes to Financial Statements of The Wood Energy Group, Inc	F-7

Pro Forma Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements of B.H.I.T. Inc. and The Wood Energy Group, Inc	F-13

The Unaudited Pro Forma Condensed Combined Balance Sheet of B.H.I.T. Inc. and The Wood Energy Group, Inc. as of June 30, 2009 and the Unaudited Pro Forma Condensed Combined Statements of Income B.H.I.T. Inc. and The Wood Energy Group, Inc. for the six months ended June 30, 2009 and for the year ended December 31, 2008
F-16

To the Board of Directors and Shareholders
The Wood Energy Group, Inc.

We have audited the accompanying balance sheets of The Wood Energy Group, Inc. as of December 31, 2008 and 2007 and the related statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Wood Energy Group, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ R3 Accounting LLC

July 24, 2009
Ft. Lauderdale, Florida

THE WOOD ENERGY GROUP, INC.
BALANCE SHEETS

	JUNE 30,	December 31,
	2009	2008	2007
	(UNAUDITED)
ASSETS

Current assets
Cash and cash equivalents	$386,817	$11,994	$-
Accounts receivable	442,238	404,410	200,453
Costs incurred related to deferred revenue	597,211	887,841	1,200,932

Total current assets	1,426,266	1,304,245	1,401,385

Property and equipment, net	730,418	809,970	885,783

Other assets
Due from stockholders	111,000	111,000	111,000
Deposits	36,295	36,295	33,816

Total assets	$2,303,979	$2,261,510	$2,431,984

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$72,433	$144,581	$241,607
Cash overdraft	193,931	21,804	90,020
Accrued expenses	30,768	28,482	12,718
Income taxes payable	173,000	43,000	-
Deferred revenue	612,524	1,365,908	1,847,588
Loans payable	500,000	500,000	313,350
Current portion of capital lease payable	117,122	170,042	174,648
Current portion of long-term debt	33,280	45,072	59,633

Total current liabilities	1,733,058	2,318,889	2,739,564

Capital lease payable, less current portion	239,998	292,778	352,239
Long-term debt, less current portion	48,506	59,875	74,616

	288,504	352,653	426,855

Stockholders' equity
Common stock, $1.00 par value, 30,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000	1,000
Retained earnings (deficit)	281,417	(411,032)	(735,435)

Total stockholders' equity (deficit)	282,417	(410,032)	(734,435)

Total liabilities and stockholders' equity	$2,303,979	$2,261,510	$2,431,984

See accompanying notes and accountants’ report.

THE WOOD ENERGY GROUP, INC.
STATEMENTS OF INCOME

	SIX MONTHS ENDED JUNE 30,		YEARS ENDED DECEMBER 31,
	2009	2008	2008	2007
	(UNAUDITED)

Revenues	$3,081,023	$2,046,218	$5,247,355	$5,129,350
Cost of sales	1,671,628	1,395,880	3,690,895	3,581,353

Gross profit	1,409,395	650,338	1,556,460	1,547,997

Expenses
Selling, general and administrative	441,132	434,290	873,050	1,126,095
Depreciation	108,333	126,988	230,262	255,442

	549,465	561,278	1,103,312	1,381,537

Income from operations	859,930	89,060	453,148	166,460

Other expenses
Interest	37,481	32,947	85,745	78,505

Income before income taxes	822,449	56,113	367,403	87,955

Income taxes	130,000	19,639	43,000	-

Net income	$692,449	$36,474	$324,403	$87,955

See accompanying notes and accountants’ report.

THE WOOD ENERGY GROUP, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2008 AND 2007 AND SIX MONTHS ENDED JUNE 30, 2009 (UNAUDITED)

			Retained
	Common Stock		Earnings
	Shares	Amount	(Deficit)	Total

Balance January 1, 2007	1,000	$1,000	$(823,390)	$(822,390)

Net income	-	-	87,955	87,955

Balance December 31, 2007	1,000	1,000	(735,435)	(734,435)

Net income	-	-	324,403	324,403

Balance December 31, 2008	1,000	1,000	(411,032)	(410,032)

Net income			692,449	692,449

Balance June 30, 2009 (Unaudited)	1,000	$1,000	$281,417	$282,417

See accompanying notes and accountants’ report.

THE WOOD ENERGY GROUP, INC.
STATEMENTS OF CASH FLOWS

	SIX MONTHS ENDED JUNE 30,		YEARS ENDED DECEMBER 31,
	2009	2008	2008	2007
	(UNAUDITED)
Cash flow from operating activities
Net Income	$692,449	$36,474	$324,403	$87,955

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	108,333	126,988	230,262	255,442
Changes in assets and liabilities
Increase in accounts receivable	(37,828)	(65,739)	(203,957)	(173,691)
Decrease in prepaid expenses and other current assets	290,630	(186,919)	313,092	285,313
Increase in deposits	-	-	(2,479)	-
Increase (decrease) in accounts payable and accrued expenses	(69,862)	(145,559)	(81,262)	37,645
Increase (decrease) in cash overdraft	172,127	(70,387)	(68,216)	45,609
Decrease in deferred revenue	(753,384)	287,567	(481,680)	(438,943)
Increase in income tax payable	130,000	19,639	43,000	-

Net cash provided by operating activities	532,466	2,064	73,163	99,330

Cash flow from investing activities
Acquisition of property and equipment	(28,781)	(57,678)	(154,450)	(523,160)
Net cash used in investing activities	(28,781)	(57,678)	(154,450)	(523,160)

Cash flow from financing activities
Proceeds from long-term debt	-	17,000	39,050	93,814
Payment on promissory note	(23,161)	(41,241)	(68,352)	(106,884)
Proceeds from capital leases	-	-	115,400	391,350
Payments on capital leases	(105,700)	(98,620)	(179,467)	(84,519)
Proceeds from loan payable	-	186,650	186,650	130,069

Net cash provided by financing activities	(128,861)	63,789	93,281	423,830

Net increase in cash and cash equivalents	374,823	8,175	11,994	-

Cash and cash equivalents at beginning of year	11,994	-	-	-

Cash and cash equivalents at end of year	$386,817	$8,175	$11,994	$-

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$37,481	$32,947	$85,745	$78,505
Taxes	$-	$-	$-	$-

See accompanying notes and accountants’ report.

THE WOOD ENERGY GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(Information relating to the six months ended June 30, 2009 and 2008 is unaudited)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Wood Energy Group, Inc. (“the Company”) was founded in 2001 and is incorporated in the state of Missouri. The Company engages in the business of railroad tie reclamation and disposal within the United States.

Revenue Recognition

Because work on specific tasks is generally completed within ninety days of commencement, the Company recognizes revenue for the pick-up and disposal of used railroad ties upon the completion of the scope of work required under its contracts. Accordingly, billings related to the services for which contracts have not been completed have been recorded as deferred revenue. Direct costs relating to the pick-up and disposal of used railroad ties are deferred until the related revenue recognition process is complete.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Trade accounts receivable is recorded net of an allowance for expected losses. An allowance is estimated from historical performance and projections of trends. As of December 31, 2008 and 2007 no allowance is provided as all accounts receivable are deemed collectible.

THE WOOD ENERGY GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(Information relating to the six months ended June 30, 2009 and 2008 is unaudited)

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using double declining method for financial reporting purposes at rates based on the following estimated useful lives:

Years
Machinery and equipment	5-7
Furniture and fixtures	5

For federal income tax purposes, depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary timing differences for financial and income tax reporting. The deferred tax liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

NOTE 2—RELATED PARTY TRANSACTIONS

The Company has non-interest bearing advances to stockholders totaling $111,000 at December 31, 2008 and 2007, respectively.

The Company’s stockholders have guaranteed certain loans payable and long-term debt on behalf of the Company.

THE WOOD ENERGY GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(Information relating to the six months ended June 30, 2009 and 2008 is unaudited)

NOTE 3—PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30,
	2009	December 31,
	(Unaudited)	2008	2007

Furniture and fixtures	$3,100	$3,100	$3,100
Machinery and equipment	1,861,017	1,832,236	1,677,787
	1,864,117	1,835,336	1,680,887
Accumulated depreciation	(1,133,699)	(1,025,366)	(795,104)
	730,418	809,970	885,783

NOTE 4—LOANS PAYABLE

The Company’s loans payable consists of the following:

	June 30,	December 31,
	2009	2008	2007
	(Unaudited)
Loan payable interest only at 5.25% with a balloon payment due on April 17, 2009 (extended until August 31, 2009), secured by all inventory, accounts receivable, equipment and intangibles. The note is personally guaranteed by all of the stockholders	$500,000	$500,000	$-

Loan payable interest only at 7.50% with a balloon payment due in May 2007, secured by all inventory, accounts receivable, equipment and intangibles. The note is personally guaranteed by all of the stockholders	-	-	313,350
	$500,000	$500,000	$313,350

THE WOOD ENERGY GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(Information relating to the six months ended June 30, 2009 and 2008 is unaudited)

NOTE 5—LONG-TERM DEBT

The Company’s long-term debt consists of the following:

	June 30,	December 31,
	2009	2008	2007
	(Unaudited)
7.50% note payable, $442 monthly
principle and interest, secured by vehicle	$19,247	$21,132	$-
5.75% note payable, $397 monthly
principle and interest, secured by vehicle	12,100	14,103	-
8.84% note payable, $1,666 monthly
principle and interest, secured by a trailer	5,713	7,995	30,947
6.25% note payable, $757 monthly
principle and interest, secured by vehicle	-	3,391	11,776
5.74% note payable, $975 monthly
principle and interest, secured by vehicle	-	1,924	13,113
7.95% note payable, $2,288 monthly
principle and interest, secured by vehicle	44,725	56,402	78,413
	$81,785	$104,947	$134,249

The following is a summary of principal maturities of long-term debt during the next five years:

2009	$45,072
2010	34,235
2011	15,797
2012	5,991
2013	3,852
$104,947

THE WOOD ENERGY GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(Information relating to the six months ended June 30, 2009 and 2008 is unaudited)

NOTE 6—LEASES

The Company’s leasing operations consist principally of the leasing of equipment under operating and capital leases that expire over the next 1 to 5 years.

The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2008:

Year Ending December 31,	Amount
2009	$122,284
2010	9,490
Total minimum payments required	$131,774

Rental expense was $461,671 and $517,267 for the years ended December 31, 2008 and 2007, respectively and $182,356 and $347,669 for the six months ended June 30, 2009 and 2008, respectively.

The following is a schedule by years of minimum future rentals on noncancelable capital leases as of December 31, 2008:

Year ending December 31,
2009	$200,464
2010	135,489
2011	112,221
2012	69,942
Net minimum lease payments:	518,116
Less amount representing interest:	55,296

Present value of net minimum lease payments:	$462,820

Property and equipment under capital leases consist of the following as of December 31, 2008 and 2007:

	2008	2007

Machinery and equipment	$867,045	$751,645
Accumulated depreciation	(333,050)	(197,620)

	$533,995	$554,025

THE WOOD ENERGY GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(Information relating to the six months ended June 30, 2009 and 2008 is unaudited)

NOTE 7—INCOME TAXES

The provision for income taxes consists of the following components:

	For the Six Months		For the Year
	Ended June 30,		Ended December 31,
	2009	2008	2008	2007
	(Unaudited)

Current	$287,857	$19,639	$128,591	$30,784
Deferred	(157,857)	-	(85,591)	(30,784)
	$130,000	$19,639	$43,000	$-

The income tax provision differs from the expense that would result from applying federal statutory rates to income before income taxes because certain expenses are not deductible for tax purposes.  These differences relate to revenue recognition method used for tax purposes compared to book purposes.

The Company adopted the provisions of FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, on January 1, 2008. There was no impact to the Company’s financial statements as a result of the implementation of FIN 48.

NOTE 8—MAJOR CUSTOMER

The Company conducted 70% and 71% of its operations under a contract with one major customer and 15% and 15% of its operations under a contract with another major customer for the years ended December 31, 2008 and 2007, respectively.

NOTE 9—SUBSEQUENT EVENTS

On May 28, 2009, B.H.I.T. Inc. (“BHIT”) entered into a Stock Purchase Agreement (the “Agreement”) with The Wood Energy Group, Inc. (“Wood”), pursuant to which BHIT agreed to purchase all of the issued and outstanding common stock of Wood, for a purchase price of $5.4 million in cash and $1.0 million in shares of common stock of BHIT, or 3,333,334 shares. The purchase price may be increased or decreased by a working capital adjustment based on the closing date balance sheet. The transaction is expected to close on the later of 60 days after signing the Agreement or the third business day after closing conditions have been satisfied, as agreed in writing by BHIT and Wood. Closing of the transaction is contingent on the satisfaction of standard conditions, including obtaining financing, completion of due diligence review and the execution of employment agreements.

The Agreement contains non-solicitation and noncompetition provisions pursuant to which the stockholders’ of Wood agree not to solicit any employee or affiliate of Wood or engage in competitive business for a period of two years after the date of closing of the transaction. The Agreement also contains customary representations, warranties, covenants and indemnification provisions.

There can be no assurances that the transaction will be completed on the proposed terms or at all.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
OF B.H.I.T. INC. AND THE WOOD ENERGY GROUP, INC.

Note 1. Basis of Presentation

On May 28, 2009, B.H.I.T. Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Stephanie G. Smith and Greg Smith, Trustees of the Stephanie G. Smith Trust U/A dated December 20, 1995, as amended (the “Trust”), Andy C. Lewis (together with the Trust, the “Sellers”), and The Wood Energy Group, Inc. (“Wood”), pursuant to which the Company agreed to purchase all of the issued and outstanding common stock of Wood, which is owned by the Sellers, for a purchase price of $5.4 million in cash and $1.0 million in shares of common stock of the Company, or 3,333,334 shares, plus customary working capital adjustments. The number of shares of common stock of the Company was determined by the market value of the shares based on the average closing price of the stock for the five business days prior to June 1, 2009.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2009, and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2008 and the six months ended June 30, 2009, are derived from the historical financial statements of the Company and Wood as of and for the year ended December 31, 2008 and for the six months ended June 30, 2009. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma combined financial statements.

The unaudited pro forma condensed combined balance sheet gives effect to the purchase of Wood’s common stock as if it had occurred on June 30, 2009, and combines the historical balance sheets of the Company and Wood at June 30, 2009. The unaudited pro forma condensed combined income statement for the six months ended June 30, 2009 gives effect to the purchase of Wood’s common stock as if it had occurred on January 1, 2009. The unaudited pro forma condensed combined income statement for the year ended December 31, 2008 gives effect to the purchase of Woods’s common stock as if it had occurred on January 1, 2008.

The unaudited pro forma condensed combined financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from integration of the two companies, as management is in the process of assessing what, if any, future actions are necessary. However, additional liabilities ultimately may be recorded for other costs associated with removing redundant operations that could affect amounts in these pro forma condensed combined financial statements, and their effects may be material.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited financial statements and related notes of the Company, “Management’s Discussions and Analysis or Plan of Operation” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as the historical financial statements and related notes of Wood for the year ended December 31, 2008, which are attached as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the results of operations or financial condition of the Company that would have been reported had the acquisition of Wood been completed as of the dates presented, and should not be construed as representative of the future results of operations or financial condition after such acquisition.

Note 2. Pro Forma Adjustments

Pro forma adjustments are necessary to adjust amounts to reflect the debt raised and the Company’s subsequent purchase of Wood. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	to record adjustments related to the retirement of debt and equipment lease obligations which were paid off by the sellers at closing pursuant to the Agreement.

(b)
to record debt financing consisting of (i) a five year $3,000,000 senior secured, term loan with a bank bearing interest at prime plus 5% or Libor (2.0% floor) plus 4.5%, and (ii) a $1,525,000 of convertible debentures bearing interest at 10% per annum and payable in five years, less bank fees and costs of $213,812.

(c)
to record the purchase of Wood for consideration consisting of $4,966,000 of cash and 3,333,334 shares of common stock of the Company valued at $0.35 per share (the fair market value of BHIT’s common stock as of the closing date), and $758,923 for working capital (including certain unbilled receivables as defined in the Agreement). The working capital obligation is being paid as follows: $400,000 has been paid by issuing convertible debentures, and $358,923 will be paid as the related accounts receivable are collected. The amount of the purchase price allocated to property and equipment of $1,800,000 is based upon an independent third party appraisal. The Company has not completed an assessment of the identifiable intangible assets.  The amount allocated to the identifiable intangible assets will be based upon an independent third party appraisal which has yet to be performed. Accordingly, the portion of the purchase allocated to the identifiable intangible assets and goodwill may change.

The purchase price is allocated as follows:

Purchase price	$6,366,667

Estimated working capital adjustment	358,923

6,725,590

Allocated to:

Intangible assets	(2,000,000)

Property and equipment	(1,800,000)

Current assets acquired	(1,426,266)

Current liabilities acquired	1,082,656

Goodwill	$2,581,980

(d)	to record estimated deal costs and professional fees not already recorded.

(e)
to record interest expense and amortization of debt costs on the senior secured debt and convertible debentures issued as part of this transaction. For each 0.125% increase in the interest rate on the bank term loan, interest expense will increase by $3,750 annually.

(f)
to adjust depreciation as a result of the change in the cost of the property and equipment to the appraised value over an estimated useful life of 5 years, and the amortization of identifiable intangible assets over an estimated useful life of 10 years.

(g) to remove equipment rental and interest expense for equipment leases and debt that was paid off by the Sellers at closing.

(h)  to provide for income tax expense or benefit as a result of the transaction at an estimated Federal and state rate of 38%. However, the Company has a net operating loss carryforward (“NOL”) for income tax purposes of approximately $3,700,000 which may be available to offset future tax expense. If it is determined that all or a portion of this NOL is in fact available to offset future tax expense, the income tax expense will be reduced accordingly.

Note 3. Pro Forma Net Income (Loss) Per Share

Pro forma net income (loss) per share is based on the weighted average shares of the Company’s common stock outstanding during the period after giving effect to the shares of common stock issued to the Sellers, as if such shares were issued at the beginning of each period. Diluted earnings per share have been computed as if the convertible debenture was converted to common stock at the beginning of the period. Basic and fully diluted weighted average shares outstanding were calculated as follows:

	For the Six Months	For the Year
	Ended June 30,	Ended December 31,
	2009	2008
	(Unaudited)
Basic:
Reflects the outstanding common stock of BHIT	25,956,183	25,110,273
Reflects the issuance of shares pursuant to the Agreement	3,333,334	3,333,334

	29,289,517	28,443,607
Diluted:
Reflects the outstanding common stock of BHIT	25,956,183	25,110,273
Reflects the issuance of shares pursuant to the Agreement	3,333,334	3,333,334
Reflects the conversion of convertible debentures issued	7,625,000	-
Reflects the exercise of "in-the-money" options	1,125,000	-
	38,039,517	28,443,607

B.H.I.T. Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2009

	B.H.I.T. Inc.	The Wood Energy Group, Inc		Pro forma Adjustments	Pro forma
	(Historical)	(Historical)			(As Adjusted)
Assets
Current assets
Cash and cash equivalents	$1,445,914	$386,817	b	3,911,188	$777,919
			c	(4,966,000)
Accounts receivables	-	442,238			442,238
Prepaid expenses	3,250	-			3,250
Costs incurred related to deferred revenue	-	597,211			597,211
Total current assets	1,449,164	1,426,266			1,820,618

Property and equipment, net	-	730,418	c	1,069,582	1,800,000

Other assets:
Deposit	340,000	36,295	a	(36,295)	340,000
Due from stockholders		111,000	a	(111,000)
Loan fees	-	-	c	213,812	213,812
Intangible assets	-	-	c	2,000,000	2,000,000
Goodwill	-	-	a,c	2,581,980	2,581,980
	340,000	147,295			5,135,792

Total assets	$1,789,164	$2,303,979		4,663,267	$8,756,410

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable, trade	$42,977	$72,433			$115,410
Cash overdraft		193,931			193,931
Accrued expenses	-	30,768	d	150,000	180,768
Due to seller			c	192,923	192,923
Income taxes payable		173,000			173,000
Deferred revenue		612,524			612,524
Loans payable	-	500,000	a	(500,000)	-
Current portion of capital lease payable		117,122	a	(117,122)	-
Current portion of long-term debt		33,280	a	(33,280)	600,000
				600,000 b
Total current liabilities	42,977	1,733,058			2,068,556

Long term liabilities
Capital lease payable		239,998	a	(239,998)
Convertible debenture			b	1,525,000	1,525,000
Long-term debt		48,506	b	2,400,000	2,400,000
	-		a	(48,506)

Total long term liabilities	-	288,504			3,925,000

Total liabilities	42,977	2,021,562			5,993,556

Common Stock, $0.01 par value, 75,000,000 shares authorized and
26,120,808 shares and 29,454,142 (pro forma) issued and outstanding	261,208	1,000	c	3,333	264,541
			a	(1,000)
Additional paid-in capital	89,620,889		c	1,163,334	90,784,223
Accumulated deficit	(88,065,221)	281,417	a	(281,417)	(88,215,221)
			d	(150,000)
Treasury stock, at cost, for 282,757 shares of common stock	(70,689)	-			(70,689)

Total stockholders' equity	1,746,187	282,417			2,762,854

Total liabilities and stockholders' equity	$1,789,164	$2,303,979		4,663,267	$8,756,410

B.H.I.T. Inc.
Unaudited Pro Forma Condensed Combined Income Statement
Six Months Ended June 30, 2009

	B.H.I.T. Inc.	The Wood Energy Group, Inc		Pro forma Adjustments	Pro forma
	(Historical)	(Historical)			(As Adjusted)

Contract revenues earned	$-	$3,081,023			$3,081,023
Cost of contract revenues earned	-	1,671,628			1,671,628

Gross profit	-	1,409,395			1,409,395

Selling and administrative expenses	241,010	441,132	d	150,000	649,786
			g	(182,356)
Depreciation and amortization	-	108,333	f	171,667	280,000

Income (loss) from operations	(241,010)	859,930			479,609

Other income (expenses):
Interest income	9,470	-			9,470
Interest expense	-	(37,481)	e	(195,131)	(195,131)
			g	37,481
Total other income (expenses)	9,470	(37,481)			(185,661)

Income (loss) before income taxes	(231,540)	822,449			293,948

Income tax (expense)	-	(130,000)	h	18,300	(111,700)

Net income (loss)	$(231,540)	$692,449			$182,248

Weighted average number of shares outstanding - basic	25,956,183				29,289,517
Weighted average number of shares outstanding - diluted	25,956,183				38,039,517

Basic net income (loss) per share of common stock	$(0.01)				$0.01
Diluted net income (loss) per share of common stock	$(0.01)				$0.01

B.H.I.T. Inc.
Unaudited Pro Forma Condensed Combined Income Statement
Year Ended December 31, 2008

	B.H.I.T. Inc.	The Wood Energy Group, Inc		Pro forma Adjustments	Pro forma
	(Historical)	(Historical)			(As Adjusted)

Contract revenues earned	$-	$5,247,355			$5,247,355
Cost of contract revenues earned	-	3,690,895			3,690,895

Gross profit	-	1,556,460			1,556,460

Selling and administrative expenses	610,451	873,050	d	150,000	1,171,830
			g	(461,671)
Depreciation and amortization	-	230,262	f	329,738	560,000

Income (loss) from operations	(610,451)	453,148			(175,370)

Other income (expenses):
Interest income	47,615	-			47,615
Interest expense	-	(85,745)	e	(390,262)	(390,262)
			g	85,745

Total other income (expenses)	47,615	(85,745)			(342,647)

Income (loss) before income taxes	(562,836)	367,403			(518,017)

Income tax benefit (expense)		(43,000)	h	239,846	196,846

Net income (loss)	$(562,836)	$324,403			$(321,171)

Weighted average number of shares outstanding	25,110,273				28,443,607

Basic and diluted net loss per share of Common Stock	$(0.02)				$(0.01)